EXHIBIT 32.1

Accompanying Certificate

Pursuant to Rule 13a – 14(b) or Rule 15 d – 14(b)

and 18 U.S.C Section 1350

Not Filed Pursuant to the Securities Exchange Act of 1934

The undersigned Chief Executive Officer of Harvest Natural Resources, Inc. (the “Company”) does hereby certify as follows:

This amended report on Form 10-Q/A of Harvest Natural Resources, Inc. for the period ended March 31, 2012 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2013	By:	/s/ James A. Edmiston
James A. Edmiston
President and Chief Executive Officer